UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — July 31, 2007

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 31, 2007, Assured Guaranty Re Ltd..(“AGRe”) entered into a $200.0 million seven-year committed credit facility (the “AGRe Soft Capital Facility”) with a syndicate of banks, for which ING Bank N.V., London Branch, acted as Syndication Agent, Norddeutsche Landesbank Girozentrale New York Branch, acted as Documentation Agent and Deutsche Bank AG, New York Branch, acted as Administrative Agent.  The AGRe Soft Capital Facility is designed to provide rating agency qualified capital to further support AGRe’s claims paying resources.

The proceeds of loans under the AGRe Soft Capital Facility are to be used by AGRe solely to pay or reimburse itself for losses (including establishing and/or maintaining permitted reserves) in respect of a specified portfolio of insured obligations (the “Covered Portfolio”).  The amount that can be borrowed may not exceed the lesser of (i) the cumulative losses after a specified loss threshold amount with respect to the Covered Portfolio and (ii) the total commitments in effect on the date the loan is incurred.

AGRe’s obligation to pay principal and interest on any loans is a limited recourse obligation payable solely from the assets pledged to secured the loan, as described below.

All amounts owing under the AGRe Soft Capital Facility will be secured by a security interest in (i) all funds (net of amounts ceded by reinsurance or other arrangements) paid to AGRe on or after a specified loss threshold incurrence which represent repayment of or reimbursement for payments made with respect to the insured obligation in the Covered Portfolio, (ii) installment premiums paid or payable (net of amounts ceded by reinsurance or other arrangements), with respect to a defaulted insured obligation in the Covered Portfolio on or after a specified loss threshold incurrence, (iii) proceeds of loans incurred to establish or maintain permitted reserves to the extent not used to fund losses and (iv) other general intangibles arising from the foregoing.

The AGRe Soft Capital facility does not contain any financial covenants.  The AGRe Soft Capital Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements.

The AGRe Soft Capital Facility replaces a $175.0 non-recourse credit facility in favor of Assured Guaranty Corp. (“AGC”) which expires in December 2010. This credit facility, which was terminated as of the closing of the AGRe Soft Capital Facility, had been available to provide rating agency qualified capital to further support AGC’s claims paying resources.  No amounts had been borrowed under that facility.

AGRe and AGC are wholly owned subsidiaries of Assured Guaranty Ltd.

Item 1.02               Termination of a Material Definitive Agreement.

See Item 1.01 above which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 See Item 1.01 above which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
		Name:	James M. Michener
		Title:	General Counsel
Date: August 1, 2007

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